Exhibit No. 23

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


   We consent to the incorporation by reference,

   (a) in the Registration Statement (Form S-8 No. 2-79770) pertaining to Journal Communications, Inc. Employes' Individual Retirement Agreement and in the related prospectus,

   (b) in the Registration Statement (Form S-8 No. 33-14771) pertaining to Journal Employes' Stock Trust and in the related prospectus, and

   (c) in the Registration Statement (Form S-8) pertaining to Journal Communications, Inc. Employes' Stock Trust and in the related prospectus submitted to the Securities and Exchange Commission for filing on March 12, 1991 with respect to 500,000 units of beneficial interest in said trust, of our report dated February 13, 1996, with respect to the consolidated financial statements and schedule of Journal Communications, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 1995.






   Milwaukee, Wisconsin          ERNST & YOUNG, LLP
   March 25, 1996